STATE BOND GROUP OF MUTUAL FUNDS


Dear Shareholder:

You recently received a proxy solicitation for the proposed transfer of the net assets of your State Bond Fund into a corresponding mutual fund in the Federated Investors Family of Funds. According to our records we have not yet received your vote. We would appreciate your completing your proxy card and returning it in the enclosed postage paid envelope as soon as possible. The shareholder meeting is scheduled for December 9, 1996. Please note that the Board of Directors of your State Bond Fund unanimously recommends that shareholders vote FOR the proposed reorganization.

If you have any questions, please call us at 1-800-328-4735, ext. #4.

Sincerely,


/s/ Dale C. Bauman
DALE C. BAUMAN
President
State Bond Group of Funds









100 North Minnesota Street
New Ulm, Minnesota  56073



                          FEDERATED EQUITY FUNDS
                            Federated Investors
                         Federated Investors Tower
                    Pittsburgh, Pennsylvania 15222-3779
                              (412) 288-1900


                             November 21, 1996



EDGAR Operations Branch
Securities and Exchange Commission
Division of Investment Management
450 Fifth Street, N.W.
Washington, DC  20549

   RE: Federated Equity Funds (the ``Trust'')
       1933 Act File No. 333-12587
       1940 Act File No. 811-4017

Dear Sir or Madam:

     Pursuant to Regulation 14a-6 of the Securities Exchange Act of 1934, enclosed for filing electronically are additional proxy solicitation materials for Federated Growth Strategies Fund (the `Fund''), a portfolio of the above-referenced Trust.

     The enclosed information is expected to be mailed to certain shareholders of State Bond Common Stock Fund, a portfolio of State Bond Equity Funds, Inc., on or about November 21, 1996 in connection with the Special Meeting of Shareholders to be held on December 9, 1996. The material is intended to supplement the definitive Prospectus/Proxy, Statement of Additional Information, and form of proxy of the Fund, dated November 2, 1996, as filed with the Commission on November 1, 1996.

     Any questions or comments with respect to this filing may be directed to the undersigned at (412) 288-4827.
                                        Very truly yours,



                                        /s/ Jody L. Petras
                                        Jody L. Petras
                                        Senior Compliance Analyst


cc:  Byron F. Bowman
     Kevin L. Howard
     Matthew G. Maloney

Enclosures